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                                                                    EXHIBIT 21.1


                                  SUBSIDIARIES


COUNTRY OR REGION                     OFFICIAL NAME
-----------------                     -------------

Argentina                             Ariba Argentina
Australia                             Ariba Australia Pty Ltd
Brazil                                Ariba Brazil Limitada
Canada                                Ariba Canada, Inc.
Cayman Islands                        Ariba Holdings, Inc.
Delaware                              Ariba Latin America, Inc.
France                                Ariba France Sarl
Germany                               Ariba Deutschland GmbH
Hong Kong                             Ariba (China) Limited
India                                 Ariba Technologies India Private Limited
Ireland                               Ariba Technologies Ireland Limited
Italy                                 Ariba Italia S.r.l.
Japan                                 Nihon Ariba, K.K.
Korea                                 Ariba Korea, Ltd.
Netherlands                           Ariba Technologies Netherlands B.V.
New Zealand                           Ariba New Zealand
Singapore                             Ariba Singapore Ltd.
Spain                                 Ariba Iberia, S.L.
Sweden                                Ariba Sweden AB
Switzerland                           Ariba Switzerland GmbH/Sarl/Ltd liab Co.
United Kingdom                        Ariba U.K. Limited